CONFIRMATORY
                            ASSIGNMENT OF U.S. PATENT
                           AND CORRESPONDING EUROPEAN
                            AND JAPANESE APPLICATIONS


U.S. PATENT NO.          ISSUE DATE            TITLE OF THE INVENTION
---------------          ----------            ----------------------

5,295,097                March 15, 1994        Nonvolatile Random Access Memory

        ASSIGNOR                                       ASSIGNEE
        --------                                       --------

NAME:       Ataraxia Corp.                      NAME:  Pageant Technologies
                                                       Incorporated

ENTITY:     a Turks & Caicos corporation        ENTITY:   a Turks & Caicos
                                                          corporation
ADDRESS:    P.O. Box 267                        ADDRESS:  P.O. Box 267
            Leeward Highway                               Leeward Highway
            Providenciales                                Providenciales
            Turks & Caicos Island                         Turks & Caicos Island
            British West Indies                           British West Indies


         In consideration of the sum of one-hundred dollars ($100.00), and other good and valuable consideration, the receipt of which is hereby acknowledged, said Assignor as owner of an undivided fifty percent (50%) nontransferable interest in the above-identified U.S. Patent and correspondence European application 93918644.1 and Japanese application 505547/1994 does confirm the transfer unto said Assignee of its undivided fifty percent (50%) nontransferable interest in and to said U.S. Patent and said corresponding European and Japanese Applications subject to the terms and conditions defined in related agreements between the parties.

         Executed this 19th day of Nov. in the year 1997 at Providenciales, Turks & Caicos


                         /s/ Hibernian Directors Ltd.
                         -----------------------------------------------------
                             Director of the Company
                         Signature of Assignor (or of authorized signatory if Assignor is a corporation, partnership or association)


Providenciales
Turks & Caicos Is.

Before me personally appeared Dale M. Peters who acknowledged the foregoing instrument to be a free act and deed and also represented that he or she is authorized to execute the same this 19th day of November, the year 1997.


                         /s/
                         ----------------------
                         Notary Public


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                                  PATENTS ONLY
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            To the Honorable Commissioner of Patents and Trademarks:
          Please record the attached original documents or copy thereof
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1.  Name of conveying party(ies):
    Ataraxia Corp.
    P.O. Box 267, Leeward Highway
    Providenciales,
    Turks & Caicos Islands
    British West Indies


Additional name(s) of conveying party(ies) |_| Yes |X| No

2.  Name and address of receiving party(ies):

    Name:    Pageant Technologies Incorporated

    Internal Address: _______________________________
    _________________________________________________
    _________________________________________________

    Street Address:  P.O. Box 267, Leeward Highway

    Providenciales, Turks & Caicos Islands

    City:  British West Indies      State:                 ZIP:

    Additional name(s) & address(es) attached?  |_| Yes |X| No


3.  Nature of conveyance:

    |X|  Assignment       |_| Merger

    |_| Security Agreement|_| Change of Name

    |_| Other
    Execution Date:  November 19, 1997

4.  Application number(s) or registration number(s):

    If this document is being filed together with a new application, the execution date of the application is ______________

A. Patent Application No.(s)                      B. Patent No.(s)

                                                  U.S. Patent
                                                  5,295,097

                   Additional numbers attached? |_| Yes |X| No

5.  Name and address of party to whom
    correspondence concerning document should be
    mailed:
    Name:  ARTHUR FREILICH
           ---------------

    Internal Address: FREILICH, HORNBAKER & ROSEN

    Street Address: SUITE 840

    10960 WILSHIRE BOULEVARD

    City: LOS ANGELES        State: CA       ZIP: 90024

6. total number of applications and patents involved:  1

7. Total fee (37 CFR 3.41) ....................................... $40.00

|_|  Enclosed

|X| Authorized to be charged to deposit account

8. Deposit account number:

   06-1985
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                              DO NOT USE THIS SPACE
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9. Statement and signature.
     To the best of my knowledge and belief, the foregoing information is true and correct and any attached copy is a true copy of the original document.

ARTHUR FREILICH                /s/ Arthur Freilich            November 21, 1997
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 Name of Person Signing                Signature              Date
    Total number of pages including cover sheet, attachments, and document: 2
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